FOR IMMEDIATE RELEASE:

Oakridge Global Energy Solutions, Inc. Appoints Chief Financial Officer

Melbourne, Florida – May 28, 2015 – Oakridge Global Energy Solutions, Inc. (OTCQB: OGES), a cutting-edge technological leader in solid-state battery systems, today announced the appointment of Sean C. Kruuv  to serve as Chief Financial Officer, effective immediately, thereby replacing Executive Chairman Stephen J. Barber as the Company’s previous acting Chief Financial Officer.  Mr. Kruuv will also act as the Company’s Principal Accounting Officer and assume the responsibility for Investor Relations.  Mr. Barber will continue with the Company in his current capacities as Executive Chairman, Chief Executive Officer and as a Director.

Mr. Kruuv brings extensive financial and operational leadership experience to Oakridge.  He began his career at PricewaterhouseCoopers in Toronto, Canada, and later joined Maytag Corporation (NYSE: MYG), where he held various positions in Finance and General Management functions in both Canada and the United States.  He also served as the Vice President and Corporate Controller of publicly traded Frozen Food Express Industries (NASDAQ: FFEX) in Dallas, Texas, before moving to Florida in 2012 to join ISGN Corporation,  a technology solutions provider to the U.S. mortgage industry, as its Vice President of Finance and Global Controller. Mr. Kruuv holds the designations of Chartered Professional Accountant (CPA) and Chartered Accountant (CA) from the Institute of Chartered Accountants of Ontario and a Law Degree (LL.B.) from the University of Western Ontario.

“I am excited to work with someone of Sean’s caliber as we continue to successfully navigate our product innovation and the expansion of our operations. He has a track record of success with the investor community and a keen understanding of technology-focused manufacturing, and we look forward to utilizing his many talents,” said Steve Barber, the Company’s Melbourne based Executive Chairman and Chief Executive Officer. “Our rapid growth and the increasing demand for our innovative technology led us to look for an addition to our executive team with fresh ideas and perspectives that will help to propel our progression towards our previously announced intention to seek listing on the NASDAQ Capital Markets in the very near future.”

About Oakridge Global Energy Solutions, Inc.

Oakridge Energy Technologies is a publicly traded company, quoted under the trading symbol “OGES” on the OTCQB, whose primary business is the development, manufacturing and marketing of energy storage products. Additional information about the appointment of Mr. Kruuv as our Chief Financial Officer can be accessed in our 8-K Current Report dated May 28, 2015, and filed with the Securities and Exchange Commission on such date; and further information about the Company is contained in the Company’s 10-K Annual Report for the year ended December 31, 2014, which was filed with the Securities and Exchange Commission on May 8, 2015, and on the Company’s website at listed below.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the following words: "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "ongoing," "plan," "potential," "predict," "project," "should," "will," "would," or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this press release. This press release should be considered in light of all filings of the Company that are contained in the EDGAR Archives of the Securities and Exchange Commission at www.sec.gov.

Contact:

Oakridge Global Energy Solutions, Inc.

www.oakg.net

751 North Drive, Suite 9

Melbourne, FL 32934

Ph: (321) 610-7959

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